Exhibit 99.1

Kala Pharmaceuticals Reports Second Quarter 2019 Financial Results

–Conference Call and Webcast Today at 8:00  a.m. ET–

WATERTOWN, Mass,  August 6, 2019  —  Kala Pharmaceuticals, Inc. (Kala) (NASDAQ:KALA), a biopharmaceutical company focused on the development and commercialization of therapeutics using its proprietary AMPPLIFY™ mucus-penetrating particle (MPP) Drug Delivery Technology, today reported financial results for the second quarter ended June  30, 2019.

“We are very pleased with our results in the second quarter. The INVELTYS launch is progressing well, with positive feedback from physicians and strong growth in prescriptions, market share, and revenues compared to the first quarter,” said Mark Iwicki, Chairman, President and Chief Executive Officer of Kala Pharmaceuticals. “Our experience with INVELTYS provides a strong foundation as we advance KPI-121 0.25%, our product candidate for dry eye disease, which,  if approved,  we believe will be a  promising new therapy for the millions of patients who experience episodic dry eye flares.”

The PDUFA action date for KPI-121 0.25% is August 15, 2019. In parallel, Kala continues to enroll the STRIDE 3 trial of KPI-121 0.25% and is targeting topline data by the end of 2019.

Second Quarter and Recent Highlights:

INVELTYS®:  INVELTYS (loteprednol etabonate ophthalmic suspension) 1% was launched in January 2019 as the first and only twice-daily ocular corticosteroid indicated for the treatment of post-operative inflammation and pain following ocular surgery. The unique combination of safety, efficacy and twice-daily dosing of INVELTYS was developed to address a significant unmet need and Kala believes these attributes are being viewed favorably by physicians.

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Quarter-over-quarter growth was 173%; approximately 31,000 INVELTYS prescriptions were filled in the second quarter of 2019 compared to approximately 11,000 prescriptions filled in the first quarter of 2019.  As of July 26, 2019,  approximately 53,000 prescriptions of INVELTYS have been filled.

•	INVELTYS continues to achieve strong market share growth and now has approximately 6.8% branded new prescription market share in just over six months since launch.
•	INVELTYS has achieved approximately 50% unrestricted Commercial market access, for a total of approximately 92 million covered commercial lives.
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To date INVELTYS has achieved approximately 23% Medicare Part D unrestricted market access, for a total of approximately 10 million covered Medicare Part D lives.  Medicare Part D contract negotiations are ongoing with most coverage decisions anticipated in early 2020.

KPI-121 0.25% Dry Eye Program: The U.S. Food and Drug Administration (FDA) has set a PDUFA target action date of August 15, 2019 for KPI-121 0.25%, which if approved could be the first FDA-approved product for the temporary relief of the signs and symptoms of dry eye disease. Kala’s New Drug Application (NDA) filing includes data from one Phase 2 and two Phase 3 efficacy and safety trials studying approximately 2,000 patients with dry eye disease. Based upon the FDA’s recommendation,  Kala is conducting an additional Phase 3 clinical trial of KPI-121 0.25%,  STRIDE 3 (STRIDE - Short Term Relief In Dry Eye). Kala believes that it has identified key factors that contributed to the differences observed in the results from STRIDE 2 compared to those of STRIDE 1 and the Phase 2 trials, and that changes made to the inclusion/exclusion criteria of STRIDE 3 based on these analyses will improve the probability of success of STRIDE 3. Kala is targeting topline data from STRIDE 3 by the end of 2019.

Financial Results:

The financial results below contain both GAAP and non-GAAP financial measures. The non-GAAP financial measures exclude stock compensation, depreciation and non-cash interest expense. See “Non-GAAP Financial Measures” below; for a full reconciliation of our GAAP to non-GAAP financial measures please refer to the tables at the end of this press release.

Second Quarter 2019 Financial Results

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Net Product Revenue: For the quarter ended June 30, 2019, Kala reported net product revenue of $2.1 million relating to sales of INVELTYS, which was launched in January 2019, compared to $1.4 million for the first quarter of 2019.  This represents quarter-over-quarter growth of 50%. The Company did not recognize revenue for the first quarter of 2018. Revenue is recognized when products are delivered to distributors.

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Cost of Product Revenues:  Cost of product revenues for the second quarter of 2019 was $0.4 million compared to $0 for the same period in 2018.  Non-GAAP cost of product revenues was $0.3 million for the quarter ended June 30, 2019 compared to $0 for the same period in 2018.

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SG&A Expenses: For the quarter ended June 30, 2019, selling, general and administrative (SG&A) expenses were $17.0 million compared to $7.2 million for the same period in 2018. The increase in SG&A expenses for the quarter ended June 30, 2019 was primarily due to costs associated with hiring additional personnel, building the commercial organization and an increase in facility costs associated with Kala’s corporate headquarters under a new lease which commenced in late 2018.  Non-GAAP SG&A expenses were $15.1 million for the quarter ended June 30, 2019 compared to $5.6 million for the same period in 2018.

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R&D Expenses: For the quarter ended June 30, 2019, research and development (R&D) expenses were $7.1 million compared to $7.4 million for the same period in 2018. The decrease in R&D expenses for the quarter ended June 30, 2019 was primarily due to a decrease in manufacturing costs associated with INVELTYS, which were expensed as R&D prior to FDA approval, partially offset by an increase in clinical costs associated with the STRIDE 3 clinical trial. Non-GAAP R&D expenses were $6.2 million for the quarter ended June 30, 2019 compared to $6.5 million for the same period in 2018.

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Operating Loss: For the quarter ended June 30, 2019, loss from operations was $22.4 million compared to $14.5 million for the same period in 2018. Non-GAAP operating loss was $19.6 million for the quarter ended June 30, 2019 compared to $12.1 million for the same period in 2018.

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Net Loss: Net loss was $23.8 million, or $0.70 per share, for the quarter ended June 30, 2019 compared to a net loss of $14.6 million, or $0.60 per share, for the same period in 2018. For the quarter ended June 30, 2019, non-GAAP net loss was $20.7 million, compared to $12.2 million for the same quarter of 2018.

The weighted average number of shares outstanding used to calculate net loss per share was 33.9 million for the quarter ended June 30, 2019 and 24.6 million for the quarter ended June 30, 2018.

Year-to-Date Financial Results

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Net Product Revenue: For the six months ended June 30, 2019, Kala reported net product revenue of $3.4 million relating to sales of INVELTYS, which was launched in January 2019. The Company did not recognize revenue in the first half of 2018.

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Cost of Product Revenues: Cost of product revenues for the six months ended June 30, 2019 were $0.6 million compared to $0 for the same period in 2018. Non-GAAP Cost of product revenues were $0.6 million for the six months ended June 30, 2019 compared to $0 for the same period in 2018.

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SG&A Expenses: For the six months ended June 30, 2019, SG&A expenses were $35.2 million compared to $12.6 million for the same period in 2018. The increase in SG&A expenses for the six months ended June 30, 2019 was primarily due to costs associated with hiring additional personnel, building the commercial organization and an increase in facility costs associated with Kala’s corporate headquarters under a new lease which commenced in late 2018. Non-GAAP SG&A expenses were $31.4 million for the six months ended June 30, 2019 compared to $9.9 million for the same period in 2018.

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R&D Expenses: For the six months ended June 30, 2019, R&D expenses were $14.1  million compared to $13.0 million for the same period in 2018. The increase in R&D expenses for the six months ended June 30, 2019 was primarily due primarily due to an increase in clinical costs associated with the STRIDE 3 clinical trial partially offset by a decrease in manufacturing costs associated with INVELTYS which were expensed as R&D prior to FDA approval.  Non-GAAP R&D expenses were $12.5 million for the six months ended June 30, 2019 compared to $11.5 million for the same period in 2018.

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Operating Loss: For the six months ended June 30, 2019, loss from operations was $46.5 million compared to $25.7 million for the same period in 2018. Non-GAAP operating loss was $41.0 million for the six months ended June 30, 2019 compared to $21.3 million for the same period in 2018..

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Net Loss: Net loss was $49.2 million, or $1.45 per share, for the six months ended June 30, 2019 compared to a net loss of $25.9 million, or $1.06 per share, for the same period in 2018. For the six months ended June 30, 2019, non-GAAP net loss was $43.3 million compared to $21.6 million for the same period in 2018.

The weighted average number of shares outstanding used to calculate net loss per share was 33.9 million for the six months ended June 30, 2019 and 24.6 million for the six months ended June 30, 2018.

Cash Position

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As of June 30, 2019, Kala had cash of $118.0 million compared to $170.9 million as of December 31, 2018. Kala anticipates that its existing cash on hand will enable it to fund operations through at least the third quarter of 2020, with additional cash runway expected when including INVELTYS revenue.

Conference Call Information

Kala will host a live conference call and webcast today, August 6, 2019 at 8:00 a.m. ET to review second quarter 2019 financial results. To access the conference call, please dial 866-300-4091 (domestic callers) or 703-736-7433 (international callers) five minutes prior to the start of the call and provide the conference ID:  2677066.

To access a subsequent archived recording of the call, please visit the “Investors & Media” section on the Kala website at http://kalarx.com.

About Kala Pharmaceuticals, Inc.

Kala is a biopharmaceutical company focused on the development and commercialization of therapeutics using its proprietary AMPPLIFYTM mucus-penetrating particle (MPP) Drug Delivery Technology, with an initial focus on the treatment of eye diseases. Kala has applied the AMPPLIFY Drug Delivery Technology to a corticosteroid, loteprednol etabonate (LE), designed for ocular applications, resulting in the August 2018 FDA approval of INVELTYS® for the treatment of inflammation and pain following ocular surgery and its lead product candidate, KPI-121 0.25%, for the temporary relief of the signs and symptoms of dry eye disease, for which a target action date under the Prescription Drug User Fee Act (PDUFA) has been set by the United States Food and Drug Administration (FDA) for August 15, 2019.

Non-GAAP Financial Measures

In this press release, the financial results of Kala are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. The items included in GAAP presentations but excluded for purposes of determining non-GAAP financial measures for the periods presented in the press release are stock-based compensation expense, non-cash interest and depreciation. Management believes this non-GAAP information is useful for investors, taken in conjunction with Kala’s GAAP financial statements, because it provides greater transparency and period-over-period comparability with respect to Kala’s operating performance. These measures are also used by management to assess the performance of the business. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP measures, please refer to the table at the end of this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that involve substantial risks and uncertainties, including statements regarding INVELTYS for the treatment of inflammation and pain following ocular surgery, including progress of commercial launch, status of insurance coverage and the availability of reimbursements under Medicare Part D, the Company's lead product candidate, KPI-121 0.25% for the temporary relief of the signs and symptoms of dry eye disease, including the Company’s belief that changes made to the inclusion/exclusion criteria of STRIDE 3 will improve the probability of success and the Company targeting to report topline results for STRIDE 3 by the end of 2019, the Company’s expectations regarding its use of cash and cash runway. All statements, other than statements of historical facts, contained in this Press Release, including statements regarding the Company’s strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on such forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements as a result of various risks and uncertainties, including but not limited to: whether the Company will be able to successfully implement its commercialization plans for INVELTYS; whether the market opportunity for INVELTYS is consistent with the Company’s expectations and market research; uncertainties inherent in the availability and timing of data from ongoing clinical trials, and the results of such trials, including STRIDE 3; whether any additional clinical trials will be initiated or required for KPI-121 0.25% prior to approval of the NDA, or at all, and whether the NDA will be approved; the Company’s ability execute on the commercial launch of INVELTYS on the timeline expected, or at all; whether the Company's cash resources will be sufficient to fund the Company's foreseeable and unforeseeable operating expenses and capital expenditure requirements for the Company's expected timeline; other matters that could affect the availability or commercial potential of INVELTYS and the Company's product candidates, including KPI-121 0.25%; and other important factors, any of which could cause the Company's actual results to differ from those contained in the forward-looking statements, discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, most recently filed Quarterly Report on Form 10-Q and other filings the Company makes with the Securities and Exchange Commission. These forward-looking statements represent the Company’s views as of the date of this release and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Hannah Deresiewicz

hannah.deresiewicz@sternir.com

212-362-1200

Media Contact:

Kari Watson

kwatson@macbiocom.com

781-235-3060

Financial Tables:

Kala Pharmaceuticals, Inc.

Balance Sheet Data

(in thousands)

(unaudited)

	June 30,	December 31,
	2019	2018
Cash	$118,006	$170,898
Total assets	178,815	220,966
Working capital (1)	115,102	160,018
Long‑term debt, net of discounts	70,692	70,226
Other long‑term liabilities	29,356	28,752
Total stockholders’ equity	61,066	104,978

(1)

The Company defines working capital as current assets less current liabilities. See the Company's  condensed consolidated financial statements for further information regarding its current assets and current liabilities.

Kala Pharmaceuticals, Inc.

Condensed Consolidated Statement of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Product revenues, net	$2,057	$—	$3,443	$—

Costs and expenses:
Cost of product revenues	352	—	593	—
Selling, general and administrative	17,007	7,151	35,243	12,633
Research and development	7,108	7,368	14,067	13,024
Total operating expenses	24,467	14,519	49,903	25,657
Loss from operations	(22,410)	(14,519)	(46,460)	(25,657)
Other income (expense):
Interest income	646	313	1,402	522
Interest expense	(2,061)	(414)	(4,155)	(781)
Net loss	(23,825)	(14,620)	(49,213)	(25,916)
Net loss per share attributable to common stockholders—basic and diluted	$(0.70)	$(0.60)	$(1.45)	$(1.06)
Weighted average shares outstanding—basic and diluted	33,882,939	24,567,103	33,880,494	24,554,834

Kala Pharmaceuticals, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net loss (GAAP)	$(23,825)	$(14,620)	$(49,213)		$(25,916)
Add-back: stock-based compensation expense	2,621	2,291	5,094		4,152
Add-back: Non-cash interest	240	20	472		—
Add-back: depreciation	218	92	388		173
Non-GAAP Net loss	$(20,746)	$(12,217)	$(43,259)		$(21,591)

Cost of product revenues (GAAP)	$352	$—	$593		$—
Less: stock-based compensation expense	39	—	41		—
Non-GAAP Cost of product revenues	$313	$—	$552	$

Selling, general and administrative expenses (GAAP)	$17,007	$7,151	$35,243		$12,633
Less: stock-based compensation expense	1,787	1,550	3,651		2,772
Less: depreciation	142	2	236		3
Non-GAAP Selling, general and administrative expenses	$15,078	$5,599	$31,356		$9,858

Research and development expenses (GAAP)	$7,108	$7,368	$14,067		$13,024
Less: stock-based compensation expense	795	741	1,402		1,380
Less: depreciation	76	90	152		170
Non-GAAP research and development expenses	$6,237	$6,537	$12,513		$11,474

Total operating loss (GAAP)	$(22,410)	$(14,519)	$(46,460)		$(25,657)
Less: stock-based compensation expense	2,621	2,291	5,094		4,152
Less: depreciation	218	92	388		173
Non-GAAP total operating loss	$(19,571)	$(12,136)	$(40,978)		$(21,332)